Execution Copy

Loan Agreement

Dated as of June 23, 2009

By and between:
Hotel Outsource Management International, Inc., a Delaware corporation whose address for the purposes of notices sent under this Agreement shall be One Embarcadero Center, Suite 500, San Francisco CA 94111, Fax: +1-415-433 5994, e-mail: jackronnel@my-homi.com; with a copy to Reif & Reif Law Offices, 17-4 Yitzchak Rabin Rd., Bet Shemesh 99585, Israel, Fax: +972-2-999-7993, e-mail: Mail@ReifLaw.com (the “Borrower”);

And:
Vental Holdings S.A., a company incorporated and existing under the laws of Panama, whose address for the purposes of this Agreement shall be 2 Chemin des Piacets, CH1295, Tannay, Vaud, Switzerland; Fax: +27114443309, for the attention of Mr Geoffrey Wolf; e-mail: wolfenrol@icon.co.za (the “Lender”);

Whereas:
Borrower requires immediate funds, which, in the current economic climate, it has not been able to obtain in a timely manner from banking institutions, as interim financing until receipt of the proceeds which it anticipates receiving from the rights offering which was approved by Borrower’s Board of Directors on March 26, 2009 and which Borrower expects to proceed as soon as an appropriate SEC Registration Statement becomes effective (forms are pending before SEC) (the “Rights Offering”); and

Whereas:
Borrower has requested that Lender, which is a shareholder in Borrower, assist Borrower by agreeing to loan such funds to Borrower in the amount and under the terms set forth in this Agreement below; and

Whereas:	Lender is willing to make a loan to Borrower, all subject to and in accordance with the terms of this Agreement;

Therefore, the parties have made condition and agreed as follows:

1.	The Loan

1.1	Upon the terms and conditions set forth in this Agreement, Lender agrees to loan to Borrower the principal amount of $81,000.- (eighty-one thousand US Dollars) (the “Loan”).

1.2
The Loan will be made available to Borrower within 3 business days of the date hereof (hereinafter: the “Loan Date”), by means of one or more bank transfers in the total aggregate amount of the loan, to Borrower’s account No. 703200/66 at Bank Leumi, branch No. 809 in Tel-Aviv, Israel;

2.	Interest

2.1	Borrower shall pay interest on the entire outstanding balance of the Loan, commencing as of the Loan Date, at the rate of 6% per annum (the “Interest”).

2.2	On the Repayment Date (as defined below), Borrower shall pay to Lender all of the Interest that has accrued and is outstanding on the Loan up until that date.

3.	Repayment

3.1	Borrower shall repay the entire Loan, with all accrued Interest, no later than the 3 month anniversary of the Loan Date (the “Repayment Date”).

3.2
Repayment of the Loan and accrued Interest shall be by means of the issue to Lender of shares of Borrower’s common stock, whether or not the Rights Offering is performed. The purchase price of each share so issued shall be deemed to be $0.04, which is the same price per share as in the Rights Offering documentation that was filed with SEC on April 30, 2009 (the “Price Per Share”), such that the outstanding balance of the Loan plus accrued Interest shall be reduced, at the time of issue of such shares, by the quantity of shares so issued multiplied by the Price Per Share. If, for example, the Repayment Date falls exactly on the 3 month anniversary of the Loan Date, and the outstanding balance of the Loan plus the accrued Interest is $82,215, then the issue, on that date, of 2,055,375 shares of Borrower’s common stock, to Lender’s order, as set forth herein, would constitute full repayment of the Loan and all accrued Interest.

Loan Agreement: HOMI - Vental Execution Copy

For any sums that may be payable by Lender in the Rights Offering, in respect of shares which Lender may subscribe for in such Rights Offering, up to the total amount then owed by Borrower to Lender under this Agreement, Lender, or Borrower, may elect, by written notice to the other, that such sums be offset against the outstanding balance of the Loan and accrued Interest then owed to Lender.

3.3
Shares issued in repayment of the Loan and accrued Interest must be duly issued in Lender’s name, or to his order, and registered in Lender’s name, or to his order, in Borrower’s share register, and duly executed share certificates must be delivered to Lender, or to his order, all no later than the Repayment Date.

3.4
For avoidance of any doubt, Borrower undertakes to fully repay the Loan and all accrued Interest, no later than the Repayment Date, by means of a share issue, as set forth in Sections 3.2 and 3.3 above.

3.5	Borrower may at any time prepay to Lender any part of the outstanding balance of the Loan and accrued Interest, by means of the issue of shares at $0.04 per share, as above.

4.	Specified Purpose of Loan

4.1
The Parties hereby confirm and agree that Borrower requested the Loan for the sole purpose of using all of said Loan to finance its activity in the ordinary course of business, including making financing available to one or more of its subsidiaries, to finance their activity in the ordinary course of business (the “Specified Purpose”).

4.2	Borrower hereby undertakes to use the Loan solely for the Specified Purpose and not to use any part of the Loan for any purpose other than the Specified Purpose.

4.3
Borrower hereby recognizes and acknowledges that Lender’s consent to make the Loan to Borrower in accordance with the terms hereof is inter alia subject to and in reliance upon Borrower’s undertaking as set forth in Section 4.2 above, which is a fundamental condition of this Agreement.

5.	Borrower’s General Covenants

5.1
Borrower shall keep proper records and books of account in accordance with generally accepted accounting principles consistently applied, and shall maintain, preserve and keep all of its properties and assets in good working order and condition, subject to ordinary wear and tear.

5.2
Borrower shall conduct its affairs in such manner as is appropriate for a public company whose shares are traded on the New York OTCBB, and in accordance with all laws and regulations by which it is bound.

5.3
Other than in the ordinary course of business or otherwise as agreed to in writing by the Lender, on a case by case basis, Borrower shall not create, incur, or assume any indebtedness, nor shall it create incur, assume or suffer any mortgage, pledge, lien, security interest, charge or encumbrance of any kind or nature in or upon any of its property or assets, whether now owned or hereafter acquired, nor shall it sell, lease, assign, transfer or otherwise dispose of any of its assets, including its accounts receivable.

6.	Representations and Warranties

Borrower hereby represents and warrants to Lender as follows:

Loan Agreement: HOMI - Vental Execution Copy

6.1
that it is duly organized and existing under the laws of the jurisdiction in which it was incorporated, with the requisite corporate or other power to own and operate its properties and assets, and to carry on its business as presently conducted and to execute and perform its obligations under this Agreement;

6.2
that this Agreement is valid and binding upon it and it is bound by it and obliged to act in accordance with its terms; and that the execution and performance by it of this Agreement, and compliance therewith, and the consummation of the transactions contemplated by this Agreement will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any document, other obligation, law, regulation or order to which it is or will be party or by which it is or will be bound;

6.3
that all actions on its part and on the part of its directors, required for the authorization, execution, and performance by it, of this Agreement, and the consummation of all the transactions contemplated herein, have been obtained, or that they will be obtained within 30 days of the date hereof and until such time as they are obtained no use will be made of the Loan, which will, until such time, be deemed held in trust for Lender by Borrower;

6.4
that this Agreement and the entire contents thereof do not require that any notice be made to any authorities, other than notice which has already been made by Borrower or which will be made by Borrower in a timely manner (such as a Form 8-K), in accordance with all laws and regulations by which Borrower is bound, in accordance with directions which Borrower will receive from its US Legal Counsel.

7.	Events of Default

The occurrence and continuation of any of the following events shall be considered an Event of Default upon the occurrence of which the entire unpaid balance of the Loan and Interest, and all reasonable costs of collection, including reasonable attorney fees and expenses, shall become immediately due and payable:

7.1	Borrower shall fail to make any payment which it is obliged to make under the terms of this Agreement and such failure is not fully remedied within thirty (30) days after the occurrence thereof;

7.2
for the avoidance of doubt it is hereby stipulated and emphasized that it is the fundamental obligation and undertaking of Borrower to repay the Loan and pay the Interest, in their entirety, on the Repayment Date, and that failure by Borrower to repay the Loan and pay the Interest, in their entirety, on the Repayment Date, shall be considered an Event of Default, regardless of the reason for such failure, and without Lender being required to deliver any kind of notice to Borrower;

7.3
Borrower shall default in the performance of any material covenant or obligation contained herein or in any other agreement, debenture, pledge, promissory note or other instrument of indebtedness with Lender and such default is not remedied within thirty (30) days after the occurrence thereof;

7.4	Borrower uses and/or attempts and/or permits use of the Loan, or any part thereof, for any purpose other than the Specified Purpose;

7.5	any representation or warranty made by or on behalf of Borrower to Lender, howsoever in connection with the Loan and/or this Agreement, shall at any time prove to have been incorrect or misleading;

7.6
any judgment materially affecting the ability of Borrower to repay the Loan and pay the Interest shall be entered against Borrower or any attachment, levy or execution against a substantial portion of its properties shall remain unpaid, or shall not be released, discharged, dismissed, suspended or stayed for a period of thirty (30) days or more after its entry, issue or levy, as the case may be;

7.7
any proceedings seeking to declare Borrower bankrupt, or insolvent, or seeking liquidation, winding up, reorganization, arrangement with creditors, composition of debts or any other similar proceedings shall be initiated against Borrower, and such proceeding shall not be dismissed within thirty (30) days;

Loan Agreement: HOMI - Vental Execution Copy

7.8	any event shall occur materially affecting the ability of Borrower to repay the Loan and pay the Interest under the terms of this Agreement.

8.	Miscellaneous

8.1
In view of the fact that Lender is a shareholder in Borrower, Lender hereby agrees that, so long as he owns more than 1% of Borrower’s issued and outstanding share capital, he will not participate in any vote taken by the shareholders of the Borrower in connection with this Agreement. This clause is in addition to, and without derogating from, the provisions of applicable law that may apply to this Agreement in connection with its being an agreement between a corporation and an individual who is a shareholder of that corporation.

8.2
Lender shall be entitled, at any time and without requiring the consent of Borrower or any other individual, to assign all or any part of his rights under this Agreement, to any other entity. Borrower shall not be entitled to assign all or any part of its rights and/or obligations under this Agreement, without Lender’s advance written consent.

8.3	No Amendment to this Agreement, or any part thereof, shall be valid or binding upon the Parties unless drawn up in writing and signed by both Parties.

8.4
As used in this Agreement, the term “including”, and all derivations thereof, shall mean “including, without limitation”, unless expressly stipulated to the contrary. Where the context permits, use of the singular number includes the plural and vice versa and words denoting any gender shall include all genders. The Preamble, and any Appendices, Exhibits or Schedules to this Agreement, constitute an integral part hereof. Section headings are for convenience purposes only, and may not be used in the construction or interpretation of this Agreement.

8.5
No failure or delay on the part of any party in exercising any right and/or remedy to which it may be entitled hereunder and/or by law shall operate as a waiver by that party of any right whatsoever. No waiver of any right under this Agreement shall be deemed as a waiver of any further or future right hereunder, whether or not such right is the same kind of right as was waived in a previous instance.

8.6
In case any provision of the Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and shall continue in full force and effect.

8.7
This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and replaces any previous agreements between the parties, if at all, whether written or verbal, pertaining to any of the subject-matter hereof.

8.8
This Agreement shall be governed by and construed in accordance with the laws of Israel, without regard to its rules of conflict of laws. The parties hereby agree and submit to the exclusive jurisdiction of the competent courts in the city of Tel-Aviv, with respect to any claim or dispute arising out of and/or in connection with this Agreement. For this purpose, Borrower hereby gives notice that an address for service of court papers in any action relating to this Agreement shall be c/o HOMI Israel Ltd., Gav-Yam Center, Building #3, 3rd Floor, 9 Shenkar Street, Herzliya Pituach 46725, Israel.

8.9
Notices sent by one party to the other under this Agreement will be sent by registered mail to the addresses specified herein, delivered by hand, or transmitted by fax and will be deemed to have reached their destination within 5 days of being deposited with the Post Office for dispatch as registered mail (10 days in the case of air mail), upon actual delivery when delivered by hand, and upon receipt of the recipient’s confirmation of receipt when sent by fax.

8.10
This Agreement may be executed in any number of counterparts, in original or by facsimile, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement.

Loan Agreement: HOMI - Vental Execution Copy

In witness whereof the parties have executed this
Loan Agreement on the date first above written:

SIGNED for and on behalf of	)
Hotel Outsource Management International, Inc.	)
)
By:	)

SIGNED by:	)
Vental Holdings S.A.	)